EXHIBIT 5.1
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                        December 12, 2001



Cadiz Inc.
100 Wilshire Boulevard
Suite 1600
Santa Monica, CA 90401-11111

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     Our opinion has been requested in connection with the Registration Statement to which this opinion is filed as an exhibit.

     We have examined the Registration Statement and have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of Cadiz Inc. (the "Company"), and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. Based on and subject to the above, it is our opinion that: (i) of the total 1,623,184 shares of common stock being registered, 40,000 shares which are currently outstanding are duly authorized, legally issued, fully paid and non-assessable, and 1,583,184 shares of common stock, when issued as contemplated under the terms of the agreements, warrants or convertible preferred stock governing their issuance, will be duly authorized, legally issued, fully paid and non-assessable; and (ii) the warrants to purchase 215,000 shares of common stock being registered are duly authorized, legally issued, fully paid and non-assessable.

     We are members of the Bar of the State of California and we do not express any opinion herein concerning any law other than the law of the State of California, the General Corporation Law of the State of Delaware and the federal law of the United States.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                   Very truly yours,

                                   /s/ MILLER & HOLGUIN
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                                   Miller & Holguin